Exhibit 32.

CERTIFICATIONS

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Joseph Moscato, President and Chief Executive Officer of Generex Biotechnology Corporation (the "Company"), and Mark Corrao, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended January 31, 2017 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

Date: March 22, 2017	By:	/s/ Joseph Moscato
Joseph Moscato
President & Chief Executive Officer
(Principal Executive Officer)

Date: March 22, 2017	By:	/s/ Mark Corrao
Mark Corrao
Chief Financial Officer
(Principal Financial Officer)